THE SECURITY REPRESENTED BY THIS CERTIFICATE WAS ORIGINALLY
                  ISSUED ON SEPTEMBER 30, 1998, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF SUCH SECURITY IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SENIOR SUBORDINATED NOTE, PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 30, 1998 AS AMENDED AND MODIFIED FROM TIME TO TIME, BETWEEN THE ISSUER HEREOF (THE "COMPANY") AND THE INITIAL HOLDER HEREOF AND THE STOCKHOLDERS AGREEMENT, DATED SEPTEMBER 30, 1998, AMONG THE COMPANY AND CERTAIN OF ITS INVESTORS, AS AMENDED, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITY UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE.

                             ZIMMERMAN SIGN COMPANY

                             STOCK PURCHASE WARRANT


Date of Original Issuance:  September 30, 1998               Certificate No. W-
Date of Amendment and Reissuance:  April_____, 2001


                  FOR VALUE RECEIVED, Zimmerman Sign Company, a Texas corporation (the "Company"), hereby grants to ___________________________, or its registered assigns (the "Registered Holder") the right to purchase from the Company _________ shares of Common Stock at a price per share equal to $3.79 (as adjusted from time to time in accordance herewith, the "Exercise Price"). This warrant (this "Warrant") is one of the warrants referred to in Section 1A of, and is being issued pursuant to the terms of, the Senior Subordinated Note, Preferred Stock and Warrant Purchase Agreement, dated as of September 30, 1998, between the Company and certain purchasers listed therein (as amended, the "Purchase Agreement"). Certain capitalized terms used herein are defined in
Section 8 hereof. Capitalized terms used and not defined herein have the meanings set forth in the Purchase Agreement. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

                  On September 30, 1998, the Company originally issued to the Registered Holder this Warrant exercisable into ___________ shares of Common Stock at $3.79 per share. Pursuant to Amendment No. 2 to the Purchase Agreement, dated as of April_____, 2001, the Company has agreed to reissue this Warrant on the terms set forth herein.

                  This Warrant is subject to the following provisions:

                  Section 1.        Exercise of Warrant.

                  1A. Exercise Period. The Registered Holder may exercise, in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant at any time and from time to time during the period (the "Exercise Period") after the Date of Issuance to and including the later of (i) September 30, 2008 and (ii) the 90th day following the redemption in full of all outstanding Series A Preferred, whether by prepayment, at maturity or otherwise. The Company shall give the Registered Holder written notice of the expiration of the Exercise Period at least 30 days but not more than 90 days prior to the end of the Exercise Period.

                  1B.      Exercise Procedure.

                  (i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

                           (a) a completed Exercise Agreement, as described in
                  Section 1C below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

                           (b)      this Warrant;

                           (c) if this Warrant is not registered in the name of
                  the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 10 hereof; and

                           (d) either (1) immediately available funds in an
                  amount equal to the product of the Exercise Price, multiplied by the number of shares of Common Stock being purchased upon such exercise (the "Aggregate Exercise Price"), (2) the surrender to the Company of debt or equity securities of the Company having a Market Price equal to the Aggregate Exercise Price of the Common Stock being purchased upon such exercise (provided that for purposes of this subparagraph, the Market Price of any note or other debt security or any preferred stock of the Company shall be deemed to be equal to the aggregate outstanding principal amount or liquidation value thereof plus all accrued and unpaid interest thereon or accrued or declared and unpaid dividends thereon) or (3) a written notice to the Company that the Purchaser is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon such exercise of the Warrant which when multiplied by the Market Price of the Common Stock is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant).

                  (ii) Certificates for shares of Common Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within fifteen (15) business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such fifteen-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

                  (iii) The Common Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.

                  (iv) The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock. Each share of Common Stock issuable upon exercise of this Warrant shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

                  (v) The Company shall not close its books against the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

                  (vi) The Company shall assist and cooperate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

                  (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering or the sale of the Company, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering or sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

                  (viii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of the Warrant, such number of shares of Common Stock issuable upon the exercise of the Warrant. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall from time to time take all such action as may be necessary to assure that the par value of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price. The Company shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrants.

                  1C. Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement shall be substantially in the form set forth in Exhibit I hereto, except that if the shares of Common Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Common Stock are to be issued, and if the number of shares of Common Stock to be issued does not include all the shares of Common Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

                  Section 2. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 2 and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

                  2A.      Adjustment of Exercise Price and Number of Shares
upon Issuance of Common Stock.

                  (i) If and whenever the Company issues or sells, or in accordance with Section 2B is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than (a) the Exercise Price in effect immediately prior to such time or (b) the Market Price of a share of the Common Stock determined immediately prior to such issuance or sale (treating any stock split, stock dividend, combination of shares or similar transaction effected contemporaneously with such issuance or sale as if it had been effected prior thereto), then immediately upon such issue or sale the Exercise Price shall be reduced to whichever of the following Exercise Prices is lower:

                           (a) the Exercise Price determined by multiplying the
                  Exercise Price in effect immediately prior to such issue or sale by a fraction, the numerator of which shall be the sum of
                  (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale multiplied by the Exercise Price in effect immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Company upon such issue or sale, and the denominator of which shall be the product derived by multiplying the Exercise Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale; or

                           (b) the Exercise Price determined by multiplying the
                  Exercise Price in effect immediately prior to such issue or sale by a fraction, the numerator of which shall be the sum of
                  (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale multiplied by the Market Price of the Common Stock determined as of the date of such issuance of sale, plus (2) the consideration, if any, received by the Company upon such issue or sale, and the denominator of which shall be the product derived by multiplying the Market Price of the Common Stock by the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

                  (ii) Upon each such adjustment of the Exercise Price hereunder, the number of shares of Warrant Stock acquirable upon exercise of this Warrant shall be increased to the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Warrant Stock acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                  (iii) Notwithstanding the foregoing, there shall be no adjustment to the Exercise Price or the number of shares of Common Stock issuable upon exercise of this Warrant with respect to (A) the grants of options or the issuance of Common Stock upon the exercise of options under the Company's 1996 Stock Option Plan or (B) the issuance of ______ shares of Common Stock by the Company pursuant to that certain Common Stock Purchase Agreement, dated as of April ____, 2001, by and among the Company and the purchasers identified therein.

                  2B.      Effect on Exercise Price of Certain Events.  For
purposes of determining the adjusted Exercise Price under Section 2A, the following shall be applicable:

                  (i) Issuance of Rights or Options. If the Company in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than (a) the Exercise Price in effect immediately prior to the time of the granting or sale of such Options or (b) the Market Price determined as of such time, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options, or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options, shall be deemed to be outstanding and to have been issued and sold by the Company at such time for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which are exercisable into Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by
(B) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                  (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than
(a) the Exercise Price in effect immediately prior to the time of such issue or sale or (b) the Market Price determined as of such time, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable upon conversion or exchange thereof" is determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this Section 2B, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

                  (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or ex change of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Exercise Price in effect at the time of such change shall be adjusted immediately to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Common Stock shall be correspondingly adjusted. For purposes of this Section 2B, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Exercise Price hereunder to be increased.

                  (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities issued at any time after the date of issuance without the exercise of such Option or right, the Exercise Price then in effect and the number of shares of Common Stock acquirable hereunder shall be adjusted immediately to the Exercise Price and the number of shares which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                  (v) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consid eration received therefor shall be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities shall be determined jointly by the Company and the Majority Warrant Holders. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Majority Warrant Holders. The determination of such appraiser shall be final and binding on the Company and the Registered Holders of the Warrants, and the fees and expenses of such appraiser shall be paid by the Company.

                  (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued without consideration.

                  (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                  (viii) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  2C. Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately increased, and if the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately reduced.

                  2D. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, which in each case is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders of the Warrants representing a majority of the Warrant Stock obtainable upon exercise of all Warrants then outstanding) to insure that each of the Registered Holders of the Warrants shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such holder's Warrant. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders of the Warrants representing a majority of the Warrant Stock obtainable upon exercise of all Warrants then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 2 and Sections 3 and 4 hereof shall thereafter be applicable to the Warrants. In the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, (a) if the value of the Common Stock reflected by the terms of such consolidation, merger or sale is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale, the Exercise Price shall be immediately reduced to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and (b) if the value of the Common Stock reflected by the terms of such consolidation, merger or sale is less than the Exercise Price or the Market Price in effect immediately prior to such consolidation, merger or sale, the number of shares of Common Stock acquirable upon exercise of this Warrant shall be immediately adjusted to the number equal to the product of (i) such number of shares acquirable immediately prior to such consolidation, merger or sale multiplied by (ii) the ratio equal to the greater of the Exercise Price and the Fair Market Value of the Common Stock in effect immediately prior to such consolidation, merger or sale divided by such value of the Common Stock as reflected in the terms of such consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the Majority Warrant Holders) the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                  2E. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions or definition (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors shall make an appropriate adjustment in the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrant; provided that no such adjustment pursuant to the provisions of this Section 2 shall decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Warrant.

                  2F.      Notices.

                  (i) Immediately upon any adjustment of the Exercise Price or the number of shares of Common Stock acquirable upon exercise of this Warrant, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                  (ii) The Company shall give written notice to the Registered Holder at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                  (iii) The Company shall give written notice to the Registered Holders at least 20 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

                  2G. No Avoidance. In the event that the Company shall enter into any transaction for the purpose of avoiding the application of the provisions of this Section 2, the benefits provided by such provisions shall nevertheless apply and be preserved.

                  Section 3. Liquidating Dividends. If the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company shall pay to the Registered Holder of this Warrant (or any Person designated by the Registered Holder) at the time of payment thereof the Liquidating Dividend which would have been paid to such Registered Holder on the Common Stock had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined; provided that if the Liquidating Dividends consist of voting securities, the Company shall use commercially reasonable efforts to make available to the Registered Holder of this Warrant, at such holder's request, Liquidating Dividends consisting of non-voting securities (except as otherwise required by law) which are otherwise identical to the Liquidating Dividends consisting of voting securities and which non-voting securities are convertible into such voting securities.

                  Section 4. Adjustment of Number of Shares of Outstanding Common Stock Issued Pursuant to Warrants. In connection with any increase effected pursuant to Section 2 (other than an increase solely pursuant to Section 2C) in the number of shares of Common Stock issuable upon exercise of outstanding Warrants, the Company shall issue to each holder of Common Stock directly or indirectly issued with respect to the Warrants (including shares issued in respect of such stock in connection with events of the type described in Section 2C and shares issued pursuant to this Section 4), the number of shares of Common Stock (in the same class of common stock in respect of which such additional shares of stock are issued), which, when added to the number of shares held by such holder would equal the product of (a) the number of such shares held by such holder immediately prior to such increase multiplied by (b) the ratio of (i) the number of shares of Common Stock obtainable upon exercise of the Warrants immediately after such increase, divided by (ii) the number of shares of Common Stock obtainable upon exercise of the Warrants immediately prior to such increase.

                  Section 5.        Certificates, Notices and Consents.

                  5A. Certificates. Upon the occurrence of any event requiring adjustments of the number of shares subject to this Warrant pursuant to Section 2, the Company shall mail to the holders of Underlying Common Stock (by registered or certified mail, postage prepaid) a certificate signed by the President or a Vice President and by the Chief Financial Officer of the Company, setting forth in reasonable detail the events requiring the adjustment and the method by which such proposed adjustment was calculated, specifying the adjusted number of shares subject to this Warrant after giving effect to the proposed adjustment and the number of shares of Common Stock to be issued pursuant to
Section 4 hereof.

                  5B. Notice. If the Company after the date hereof shall propose to: (i) pay any dividend payable in stock to the holders of Common Stock generally or to make any other distribution to the holders of Common Stock or any extraordinary dividend directly or indirectly attributable to proceeds from the sale or other disposition of a significant business or asset of the Company;
(ii) offer to the holders of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options;
(iii) effect any reclassification except the subdivision or combination of shares of outstanding Common Stock; (iv) effect any Organic Change or sale transaction described in Section 2D or the liquidation, dissolution or winding up of the Company; or (v) engage in any diluting event not otherwise mentioned in this Section 5B, then, in each such case, the Company shall mail (by registered or certified mail, postage prepaid) to the holders of Underlying Common Stock notice of such proposed action, which shall specify the date on which the books of the Company shall close, or a record date shall be established for determining holders of Common Stock entitled to receive such stock dividends or other distribution of such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date as of which it is expected that holders of Common Stock of record shall be entitled to receive securities or other property deliverable upon such action, if any such date is to be fixed. Such notice shall be mailed, in the case of any action covered by clauses (i),
(ii) or (v) above, at least 10 days prior to the record date for determining holders of Common Stock for purposes of receiving such payment or offer, and, in the case of any action covered by clause (iii) above, at least 10 days prior to the date upon which such action takes place, and, in the case of any action covered by clause (iv) above, at least 30 days prior to the date upon which such action takes place and at least 20 days prior to the date on which the Company closes its books or takes a record for determining rights to vote with respect to any event covered by clause (iv) and 30 days prior to any record date to determine holders of Common Stock entitled to receive such securities or other property. The holder of Underlying Common Stock hereby agrees to treat as confidential (unless otherwise required by law) all information concerning proposed actions to be taken by the Company.

                  5C. Failure and Defects. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice, pursuant to this Section 5, shall not affect the legality or validity of the adjustment of the number of shares of Common Stock subject to this Warrant pursuant to Section 2 or any proposed action to be taken by the Company.

                  Section 6. Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Registered holder of this Warrant (or any Person designated by the Registered Holder) shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; provided that if the Purchase Rights involve voting securities, the Company shall use commercially reasonable efforts to make available to the Registered Holder of this Warrant, at such holder's request, Purchase Rights involving non-voting securities (except as otherwise required by law) which are otherwise identical to the Purchase Rights involving voting securities and which non-voting securities are convertible or exchangeable into such voting securities.

                  Section 7. Events of Noncompliance. If an Event of Noncompliance (as defined the Series A Certificate of Designation) described in clauses (i), (ii) or (v) of the definition thereof has occurred and continues of a period of 180 days, the Exercise Price shall be reduced immediately by 50% of the Exercise Price in effect immediately prior to such adjustment and the number of shares of the Common Stock issuable upon exercise of this Series A Warrant shall equal two times the number of shares issuable immediately prior to such adjustment (the "First Adjustment"). If such Event of Noncompliance exist for an aggregate of 90 days after the First Adjustment (whether or not such days are successive and whether or not such days immediately follow the First Adjustment), the Exercise Price shall be reduced immediately by 10% of what the Exercise Price would have been immediately prior to such adjustment if the First Adjustment had not been made (as such amount is appropriately adjusted for stock splits, stock dividends, combinations of shares and similar transactions affecting the Common Stock) (the "Second Adjustment"). If any Event of Noncompliance exists for an aggregate of 90 days after the Second Adjustment (whether or not such days are successive and whether or not such days immediately follow the Second Adjustment), the Exercise Price shall be reduced immediately by 10% of what the Exercise Price would have been immediately prior to such adjustment if the First Adjustment had not been made (as such amount is appropriately adjusted for stock splits, stock dividends, combinations of shares and similar transactions affecting the Common Stock). In no event shall any Exercise Price adjustment, once made, be rescinded.

                  Section 8. Definitions. The following terms have meanings set forth below:

                  "Certificate of Designation" means the Certificate of Designation of Preferred Stock, Series A, adopted by the Board of Directors of the Company as of September 29, 1998, as amended.

                  "Common Stock" means the Company's Common Stock, par value $1.00 per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to partici pate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company; provided that with respect to the shares of Common Stock issuable upon the exercise of this Warrant, if there is a change such that the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Common Stock" shall mean one share of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

                  "Common Stock Deemed Outstanding" means, without duplication, at any given time, (a) the number of shares of Common Stock actually outstanding at such time, plus (b) the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2B(i) and 2B(ii) hereof.

                  "Convertible Securities" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

                  "Date of Issuance" means the Closing Date, regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

                  "Majority Warrant Holders" at any time means the holders of a majority of the Underlying Common Stock in existence at such time.

                  "Market Price" means as to any security the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 31 days consisting of the day as of which "Market Price" is being determined and the 30 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the Registered Holders of the Warrant representing a majority of the Common Stock purchasable upon exercise of all of the Warrant then outstanding; provided that if such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Registered Holders of the Warrant representing a majority of the Common Stock purchasable upon exercise of all of the Warrant then outstanding. The determination of such appraiser shall be final and binding on the Company and the Registered Holders of the Warrant, and the fees and expenses of such appraiser shall be paid by the Company.

                  "Options" means any rights or options to subscribe for or purchase Common Stock or Convertible Securities, including without limitation, the Warrants.

                  "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

                  "Registered Holder" with respect to any Warrant means the Person who is reflected as the holder thereof on the register maintained by the Company for such purpose, and "Registered Holders" at any time means all Registered Holders of the Warrants then outstanding.

                  "Underlying Common Stock" means, without duplication, (i) the Common Stock issued or issuable upon exercise of or with respect to the Warrants, (ii) any shares of stock issued or issuable with respect to the securities referred to in any of clause (i) above by way of stock dividend or stock split or in connection with a combination of stock, recapitalization, merger, consolidation or other reorganization or otherwise pursuant to the Warrants or other sale or exchange of all or substantially all of the stock of the Company. Any Person who holds Warrants shall be deemed to be the holder of the Underlying Common Stock obtainable upon exercise of the Warrants in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the exercise of the Warrants. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force).

                  Other capitalized terms used in this Warrant but not defined herein shall have the meanings set forth in the Purchase Agreement.

                  Section 9. Limitations of Liability. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.

                  Section 10. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company.

                  Section 11. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrant of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrant shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrant representing portions of the rights hereunder are referred to herein as the "Warrant."

                  Section 12. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

                  Section 13. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the U.S. Mail (i) to the Company, at its principal executive offices and (ii) to the Registered Holder of this Warrant, at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder).

                  Section 14. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Majority Warrant Holders; provided that no such action may change the Exercise Price of the Warrant or the number of shares or class of stock obtainable upon exercise of each Warrant without the written consent of the Registered Holders of Warrant representing a majority of the shares of Underlying Common Stock.

                  Section 15. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporation laws of the State of Texas shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal law of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois.


                              *      *      *      *

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.





  By:   /s/  Jeffrey P. Johnson
        -----------------------
  Name:     Jeffrey P. Johnson
  Title:    Vice President, Chief Financial Officer
            and Secretary



[Corporate Seal]

Attest:

-------------------------------------
Secretary

EXHIBIT I


                               EXERCISE AGREEMENT



To:                                                        Dated:


                  The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-____), hereby agrees to subscribe for the purchase of ______ shares of the Common Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.



Signature: _____________________________
Address: ______________________________
               ------------------------------

EXHIBIT II

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, _____________________________ hereby
sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-__) with respect to the number of shares of the Common Stock covered thereby set forth below, unto:


Names of Assignee                           Address             Number of Shares







Dated: __________________               Signature:  ____________________________
                                                    ----------------------------
                                          Witness:  ____________________________